As filed with the Securities and Exchange Commission on February 13, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW HORIZON EQUITY GROUP, INC.

(Exact name of registrant as specified in its charter)

California	7389
(State or other jurisdiction of	(Primary standard industrial	(IRS employer
incorporation or organization)	classification code number)	identification number)

980 9th Street, 16th Floor

Sacramento, CA 95814
(844) 300-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tracy Smith

980 9th Street, 16th Floor

Sacramento, CA 95814
(844) 300-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Abby Ertz, Esq.

2534 State Street, San Diego, CA 92103

(619) 840-4566  abby@ertzlawgroup.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.      .

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer .	Accelerated filer .	Non-accelerated filer .	Smaller reporting company X .
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price (2)	Amount of Registration Fee (3)

Common stock, par
value $.001 per share,	1,000,000	$5.50	$5,500,000.00	$708.40
for sale by our
Company

(1) Registration fee has been paid via Fedwire.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED ____________ __, 2014.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

NEW HORIZON EQUITY GROUP, INC.

1,000,000 Shares of Common stock

This prospectus will allow us to issue up to 1,000,000 shares of our common stock in our initial public offering. The proceeds from the sale of these shares will be available for use by the company. There is no minimum amount of common stock that must be sold by the company, and that the proceeds from the offering will not be placed in escrow but will be immediately available for use by the company. The Company may receive no proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares. The Company intends to see to have its shares quoted on the OTCBB and the shares are not currently listed on any exchange.

			Proceeds to
	Offering Price	Offering	Our
	Per Share	Expenses (1)	Company
Per Share (Initial Public Offering)	5.50	0.55	4.50
25% of the Offering Filled	5.50	137,500	1,237,500
50% of the Offering Filled	5.50	275,000	2,475,000
75% of the Offering Filled	5.50	412,500	3,712,500
Total	$5.50	$550,000	$4,950,000

(1) Estimated expenses including payment of any underwriting or placement commissions, discounts or expense.

The securities offered in this prospectus involve a high degree of risk. You should consider the risk factors beginning on page 4 before purchasing our common stock.

The offering will be open for 180 days.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 28, 2014.

Table of Contents

Prospectus Summary	5
Risk Factors	6
Cautionary Note Regarding Forward-Looking Statements	10
Use of Proceeds	11
Capitalization	11
Dilution	12
Market for Common Equity and Related Stockholder Matters	12
Description of Business and Property	12
Management’s Discussion and Analysis of Financial Condition and Results of Operations	13
Our Management	16
Security Ownership of Certain Beneficial Owners and Management	17
Certain Relationships and Related Party Transactions	18
Description of Capital Stock	18
Plan of Distribution	20
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	21
Legal Opinion	22
Experts	22
Interests of Named Experts and Counsel	22
Additional Information	22
Index to Financial Statements	F-1
Signatures	II-3

Unless otherwise specified, the information in this prospectus is set forth as of January 28, 2014, and we anticipate that changes in our affairs will occur after such date. We have not authorized any person to give any information or to make any representations, other than as contained in this prospectus, in connection with the offer contained in this prospectus. If any person gives you any information or makes representations in connection with this offer, do not rely on it as information we have authorized. This prospectus is not an offer to sell our common stock in any state or other jurisdiction to any person to whom it is unlawful to make such offer.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “Company,” “we,” “us,” and “our,” we mean New Horizon Equity Group, Inc., a Nevada corporation. This prospectus contains forward-looking statements and information relating to New Horizon Equity Group, Inc. See Cautionary Note Regarding Forward Looking Statements on page 11.

Our Company

New Horizon Equity Group was formed by Mr. Tracy Smith in 2013 as a C Corporation with the specific goal of bringing new and struggling companies to fruition both locally and nationwide. New Horizon has developed a stable of services specifically aimed at developing our clients’ organizations. Through resources both internally and through our strategic partnerships, we provide planning and engineering services, legal consulting, contracting and servicing, media and marketing planning, and capital and funding.  New Horizon targets new and struggling small and medium sized business in need of restructuring or development.

Through December 31, 2013, the Company has a net loss of $5,780. The company has only one officer and director  who will devote approximately 10 hours per month to the Company.

The Company can operate even if no proceeds are generated from this offering but the growth of the company and speed of the implementation of the Company’s business plan will be slowed substantially. If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high level and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

Our executive offices are located at 980 9th Street, 16th Floor, Sacramento, CA 95814. Our telephone number is (844) 300-5500.

The Offering

This prospectus covers up to 1,000,000 shares to be issued and sold by the company at a price of $5.50 per share in a direct public offering.

ABOUT THIS OFFERING

Securities Being Offered	Up to 1,000,000 shares of common stock of New Horizon Equity Group, Inc. to be sold by the company at a price of $5.50 per share.

Initial Offering Price

The company will sell up to 1,000,000 shares at a price of $5.50 per share.

The company will offer and sell the shares of its common stock at a price of $5.50 per share in a direct offering to the public.

The offering will conclude when the company has sold all of the 1,000,000 shares of common stock offered by it or a maximum of 180 days. The company may, in its sole discretion, decide to terminate the registration of the shares offered by the company.

Terms of the Offering	An investment in our common stock is highly speculative and involves a high degree of risk. See Risk Factors beginning on page 4.

Termination of the Offering	The offering will be open for 180 days.

RISK FACTORS

An investment in our common stock is highly speculative, involves a high degree of risk, and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment therein.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage. Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have a very limited operating history and our business plan is unproven and may not be successful.

Our company was formed in 2013 but we have not yet begun full scale operations. We have not proven that our business model will allow us to generate a profit.

We have suffered operating losses since inception and we may not be able to achieve profitability.

We had an accumulated deficit of $5,780 as of December 31, 2013. We are sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock and the development or prospects for development of competitive technology by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources. Any further growth by us or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

Risks Relating to Our Business

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan.  We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing.  Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately between $25,000 and $45,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

Our auditor has raised substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings. However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of niche of real estate is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful real estate companies operated by proven companies that offer similar services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competitors and we may not be able to compete effectively.

The niche real estate services of our competitors have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their services than we may be able to devote to our services.  Therefore, we may not be able to compete effectively and our business may fail.

The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

The development of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers, who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our services, which could adversely affect our financial results and impair our growth.

Risks Relating to our Stock

The Offering price of $5.50 per share is arbitrary.

The Offering price of $5.50 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares. Therefore there is no assurance that a trading market will develop or be sustained. The Company has not engaged a placement agent or broker for the sale of the shares. The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

State securities laws may limit resales of your securities.

State securities laws may limit resales of our securities. Because our shares will not be considered “Covered Securities” as defined in Section 18 of the Securities Act of 1933, resale of our shares may not be permitted unless our shares are qualified for trading under applicable state securities laws or there is an exemption for secondary trading in such state.

All proceeds from the sale of shares offered by the company will be immediately available for use by the company.

There is no minimum offering amount and we have not established an escrow to hold any of the proceeds from the sale of the shares offered by the company. As a result, all proceeds from the sale of shares offered by the company will be available for immediate use by the company. The proceeds of the sale may not be sufficient to implement the company’s business strategy.

We will apply to have our common stock traded over the counter, which may deprive stockholders of the full value of their shares.

We will apply to have our common stock quoted via the OTC Electronic Bulletin Board. Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market. These factors may result in higher price volatility and less market liquidity for the common stock. The Company may never be approved for trading on any exchange.

We will have broad discretion in how we use the proceeds of this offering and we may not use these proceeds effectively. This could affect our results of operations and cause the value of our common stock to decline.

Our management team will have considerable discretion in the application of the net proceeds of this offering, and you will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. We currently intend to use the net proceeds that we receive from this offering as described in “Use of Proceeds” herein. We may use the net proceeds for corporate purposes that do not improve our results of operations or which cause our stock value to decline.

A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers. These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale. The broker - dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTCBB. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated. Through ownership of shares of our common stock, Tracy Smith, beneficially owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, these stockholders, acting alone, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors independence, audit committee oversight and the adoption of a code of ethics. While our Board of Directors has adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

There are doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure and has raised doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary through one or more private placement or public offerings. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things:

Factors that might cause these differences include the following:

● the ability of the company to offer and sell the shares of common stock offered hereby;

● the integration of multiple technologies and programs;

● the ability to successfully complete development and commercialization of sites and our company’s expectations regarding market growth;

● changes in existing and potential relationships with collaborative partners;

● the ability to retain certain members of management;

● our expectations regarding general and administrative expenses;

● our expectations regarding cash balances, capital requirements, anticipated revenue and expenses, including infrastructure expenses;

● other factors detailed from time to time in filings with the SEC.

In addition, in this prospectus, we use words such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” and similar expressions to identify forward-looking statements.

We undertake no obligation to update publicly or revise any forward -looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

With respect to up to 1,000,000 shares of common stock to be sold by us, unless we provide otherwise in a supplement to this prospectus, we intend to use the net proceeds from the sale of our securities for general corporate purposes, as follows:

USE OF PROCEEDS *

% of Shares Sold	25%	50%	75%	100%
# of Shares Sold	250,000	500,000	750,000	1,000,000

Gross Proceeds	$1,375,000	$2,750,000	$4,125,000	$5,500,000

Less: Offering Expenses*	125,000	250,000	375,000	550,000

Net Proceeds to the Company	$1,237,500	$2,475,000	$3,712,500	$4,950,000

Use of Proceeds:
Legal & Accounting	$50,000	$100,000	$150,000	$200,000
General Operational Expenses	550,000	1,400,000	2,287,500	3,075,000
Production & Development	75,000	100,000	150,000	200,000
Administrative Costs	37,500	75,000	100,000	125,000
IT Infrastructure (hardware/software)	25,000	50,000	75,000	100,000
Advertising & Promotion	100,000	150,000	200,000	250,000
Marketing/Sales Team	400,000	600,000	750,000	1,000,000

Total	$1,237,500	$2,475,000	$3,712,500	$4,950,000

* Offering Expenses $0.50/share

Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities. The Company could operate even with no proceeds from this offering but that the marketing and advertising efforts would be greatly diminished thus greatly slowing the growth of the Company.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2013.

December 31, 2013
Current Assets	$108
Current liabilities	5,788
Long-term liabilities	—
Stockholders deficit	5,680

Preferred stock	100
Common stock	--
Additional paid-in capital	--
Accumulated deficit	(5,780)
Total stockholders’ (deficit) equity	(5,680)
Total capitalization	$(5,680)

DILUTION

The net tangible book value of our company as of December 31, 2013 was $(5,680) or $0.00 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of the company (total tangible assets (not including deferred costs) minus total liabilities) by the number of outstanding shares of our common stock on December 31, 2013.

Our net tangible book value and our net tangible book value per share will be impacted by the 1,000,000 shares of common stock which may be sold by our company. The amount of dilution will depend on the number of shares sold by our company. The following example shows the dilution to new investors at an assumed offering price of $5.00 per share.

We are registering 1,000,000 shares of common stock for sale by our company. If all shares are sold at the offering price of $5.50 per share, and estimated offering expenses of $550,000, our net tangible book value as of December 31, 2013 would have been $4,944,320 or approximately $4.94 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $4.94 per share and an immediate dilution to new stockholders of $0.56 per share. The following table illustrates the per share dilution:

Assumed public offering price per share	$5.50

Net tangible book value per share before this offering	$0.00

Increase attributable to new investors	$4.94

Net tangible book value per share after this offering	$4.94

Dilution per share to new stockholders	$0.56

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any exchange. We cannot assure that any market for the shares will develop or be sustained.

We have not paid any dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of our business. We cannot assure you that we will ever pay cash dividends. Whether we pay cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and any other factors that the Board of Directors decides are relevant. See Management’s Discussion and Analysis of Financial Condition and Results of Operations.

DESCRIPTION OF BUSINESS AND PROPERTY

General

The opportunity

New Horizon Equity Group is strategically equipped to assist businesses in developing their overall operational plan and structure through the use of seed funding, developmental resources, executive advice, operational structuring, and market planning. New Horizon achieves success on a per-client basis using its pool of strategic partnerships in every aspect of business building. New Horizon itself comes alongside budding companies to bring both parties financial and operational success. Management at New Horizon regards itself not as a bank or lender, and direct capital is only one aspect of a spectrum of the services the company provides.

The Company

New Horizon Equity Group was formed by Mr. Tracy Smith in 2013 as a C Corporation with the specific goal of bringing new and struggling companies to fruition both locally and nationwide.

Services

New Horizon has developed a stable of services specifically aimed at developing our clients’ organizations. Through resources both internally and through our strategic partnerships, we provide planning and engineering services, legal consulting, contracting and servicing, media and marketing planning, and capital and funding.

Target Market

New Horizon targets new and struggling small and medium sized business in need of restructuring or development.

Competition

New Horizon Equity Group is uniquely positioned to provide our services to customers seeking private equity and capital firms. New Horizon stands alone in this market with regards to our comprehensive strategy for and partnership with our clients.

Business Model

As clients are the beginning and end of the firm, New Horizon works dynamically with each company to produce revenue. Depending on client needs and flexibility, New Horizon generates income by anything from consultation fees and retainers, to equity stakes, stock options and profit sharing.

Employees

As of January 14, 2014, we had no employees with the company’s work being done by management.

Description of Property

We currently lease office space at 980 9th Street, 16th Floor, Sacramento, CA 95814, as our principal offices. We believe these facilities are in good condition, but that we may need to expand our leased space as our expansion efforts increase.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with (i) our audited financial statements as of December 31, 2013 that appear elsewhere in this registration statement. This registration statement contains certain forward-looking statements and our future operating results could differ materially from those discussed herein. Certain statements contained in this discussion, including, without limitation, statements containing the words "believes", "anticipates," "expects" and the like, constitute "forward - looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). However, as we will issue ―penny stock, as such term is defined in Rule 3a51-1 promulgated under the Exchange Act, we are ineligible to rely on these safe harbor provisions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions of the forward -looking statements contained herein to reflect future events or developments. For information regarding risk factors that could have a material adverse effect on our business, refer to the Risk Factors section of this prospectus beginning on page 4.

Plan of Operation

Other than the shares offered by this prospectus, no other source of capital has been identified or sought at this time.   The amount of cash the Company currently has on hand is sufficient to meet its obligations and conduct planned operations for a minimum of six months or until this filing is effective.  Our officers and directors are not taking a salary and we have budgeted our current cash on hand to last for the duration of this time period.  Once this filing is effective and we initiate our offering; if we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our officers and directors, have verbally agreed to advance the Company funds to complete the registration costs and other costs that occur while furthering our planned operations until the potentially six months that the offering will continue.  The officers and directors have pledged their support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of these members.  Our officers and directors, have agreed to advance the Company funds to meet its obligations including the expenses necessary to stay current with accounting and audit, registration costs, and other cost that occur until the potentially six months that the offering will continue.  We anticipate the costs of these obligations could total approximately $10,000 and these advances will not be repaid from the raised funds.  While management estimates $10,000 for such costs; there is no maximum amount of funds that our officers and directors have agreed to provide.  Our officers and directors although they haves orally agreed to fund such amounts, as the sole officers and directors such agreement is not binding and therefore it is within their sole discretion to provide such funds.

The funds raised through our offering are budgeted to sustain operations for a twelve month period following the closing.

    The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until one of the following conditions are met; either the Company has total gross revenues of $1,000,000,000 at the end of a fiscal year, or the last day of the fifth anniversary date of the first sale of common equity securities pursuant to an effective registration statement, or the three year anniversary date where the Company issued more than 1,000,000,000 in non-convertible debt, or the date which the Company is deemed to be a “large accelerated filer” and means that the Company has a public float over $700,000,000.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(b) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

 An emerging growth company is not required to:

.

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

.	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

.

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

.

publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting which statement shall also assess the effectiveness of such internal controls and procedures.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act. Given the opt out, the company will be required to have its auditors attest to and report on management’s assessment of its internal controls, have shareholder approval of executive compensation every three years including golden parachutes. The Company will have to comply with all new or revised accounting standards upon adoption as added.

The trends of the industry are reflective of the economic atmosphere that the country finds itself in and will continue to be affected by the overall economic condition of the United States in the future. The wide diversification of the yearbooks and customers seeking the product and services owned by our Company will determine the direction and the amount of attention given to any one area at any given time depending on the demands of the industry at that time and in the future.

Liquidity and Capital Resources

At December 31, 2013 we had $108 in current assets. Current liabilities at December 31, 2013 totaled $5,788.

At December 31, 2013, we had $108 in cash.

We have no material commitments for the next twelve months, aside from independent contractor fees and rent on our primary office space. We will however require additional capital to meet our liquidity needs. Currently the Company has determined that its anticipated monthly cash flow needs should not exceed of $20,000 for the first 6 months. Expenses are expected to increase in the second half of 2013 due to a projected need to increase personnel. We anticipate that we will receive sufficient proceeds from investors through this offering, to continue operations for at least the next twelve months; however, there is no assurance that such proceeds will be received and there are no agreements or understandings currently in effect from any potential investors. It is anticipated that the company will receive revenues from operations in the coming year, however, since the Company has made no revenues to date, it is difficult to anticipate what those revenues might be, if any, and therefore, management has assumed for planning purposes only that it may need to sell common stock, take loans or advances from officers, directors or shareholders or enter into debt financing agreements in order to meet our cash needs over the coming 12 months.

The Company could operate even with no proceeds from this offering but that the marketing and advertising efforts would be greatly diminished thus greatly slowing the growth of the Company. If the Company raises 25% of the proceeds, marketing efforts will be at a minimum and the Company anticipates that it will be approximately 12 months prior to the Company being able to generate a net profit. . If the Company raises 50% of the proceeds, marketing efforts will be at a medium level and the Company anticipates that it will be approximately 10 months prior to the Company being able to generate a net profit. . If the Company raises 75% of the proceeds, marketing efforts will be at a medium/high leval and the Company anticipates that it will be approximately 8 months prior to the Company being able to generate a net profit. . If the Company raises 100% of the proceeds, marketing efforts will be at a maximum level under the business plan and the Company anticipates that it will be approximately 6 months prior to the Company being able to generate a net profit.

Results of Operations

We did not generate any revenue from October 7, 2013 (inception) to December 31, 2013. For the period ended December 31, 2013 our expenses were $5,780. Expenses consisted of general and administrative of $5,780. As a result, we have reported a net loss of $5,780 for the period ended December 31, 2013.

Going Concern

The future of our company is dependent upon its ability to obtain financing and upon future profitable operations.. Management has plans to seek additional capital through a private placement and public offering of its common stock if necessary. These conditions raise substantial doubt about our company's ability to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Cash and Cash Equivalents. The Company considers all highly liquid short-term investments with maturities of less than three months when acquired to be cash equivalents.

Equipment, Furniture and Leasehold Improvements. Equipment, furniture and leasehold improvements are recorded at cost and depreciated on a straight-line basis over the lesser of their estimated useful lives, ranging from three to seven years, or the life of the lease, as appropriate.

Impairment of Long-Lived Assets Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net cash flows expected to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the discounted expected future net cash flows from the assets.

Revenue Recognition. The Company recognizes revenue when all four of the following criteria are met: (i) persuasive evidence that an arrangement exists; (ii) delivery of the products and/or services has occurred; (iii) the fees earned can be readily determined; and (iv) collectability of the fees is reasonably assured. The Company recognizes revenue from research contracts as services are performed under the agreements.

Research and Development and Patent Costs. All research and development costs, including all related salaries, clinical trial expenses, regulatory expenses and facility costs are charged to expense when incurred. Expenditures related to obtaining and protecting patents are also charged to expense when incurred, and are included in research and development expense.

Loss Per Common Share. Basic net loss per share is calculated by dividing the net loss by the weighted - average number of common shares outstanding for the period, without consideration for common stock equivalents

OUR MANAGEMENT

Directors, Executive Officers, Promoters and Control Persons

Directors, Executive Officers

Name	Age	Position
Tracy Smith	32	Chairman of the Board, President, CEO
		Secretary, Treasurer, Director

Mr. Tracy Smith

Chief  Executive  Officer, President, CFO, Secretary, Treasurer, Director

President and Owner, Valley  Signature Properties Inc., February 2011 - March  2012 Incorporated a highly successful framing company that developed into one of the largest in the central valley. The company was closed due to the major downturn in the construction market.

President,  Smith  Construction  and  Maintenance Inc., April  2007 - January 2011

Operated a major construction  company building and remodeling single-family homes, multifamily apartments, and commercial properties. Major accomplishments during tenure of this position included remodeling over two hundred homes, a large variety of restaurants, and major businesses.

Family Relationships. There are no family relationships among the directors and executive officers of the company.

Code of Conduct and Ethics. We have adopted a code of business conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to New Horizon Equity Group, Inc., Attn: Chief Financial Officer, 200 N. Broadway, Suite F, Turlock, CA 95380.

Executive Compensation

Summary Compensation Table. The following table sets forth certain information concerning the annual and long-term compensation of our Chief Executive Officer and our other executive officers during the last fiscal year for the last two fiscal years.

			(a)	(b)	(c)
Name and Principal Position	Year	Salary*	Bonus	Option Awards	All Other Compensation	Total Compensation
Tracy Smith	2013	$0	$0	$0	$0	$0
Chairman of the Board, CEO	2012	$0	$0	$0	$0	$0
President, Sec, Treas, Dir.

Outstanding Equity Awards at Fiscal Year End. There were no outstanding equity awards as of December 31, 2013.

Compensation of Non-Employee Directors. We currently have no non-employee directors and no compensation was paid to non-employee directors in the period ended December 31, 2013. We intend during 2014 to identify qualified candidates to serve on the Board of Directors and to develop a compensation package to offer to members of the Board of Directors and its Committees.

Audit, Compensation and Nominating Committees

As noted above, we intend to apply for listing our common stock on the OTC Electronic Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Considering the fact that we are an early stage company, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors which currently consists of one member who is not considered independent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

As of December 31, 2013 the company had no common shares outstanding. The following table sets forth, as of December 31, 2013, certain information with respect to the beneficial ownership of shares of our preferred stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director or nominee for director of our Company, (iii) each of the executives, and (iv) our directors and executive officers as a group. Unless otherwise indicated, the address of each shareholder is c/o our company at our principal office address:

	Number of Common Shares	Percent of	Number of Preferred Shares	Percent of
Beneficial Owner	Beneficially Owned (*)	Class (**)	Beneficially Owned(*)	Class (**)
Tracy Smith	0	0%	100,000	100%

All directors and officers as a group	0	0%	100,000	100%
(1 person)

(*) Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

(**) Percent of class is calculated on the basis of the number of shares outstanding on December 31,  2013 (0 common and 100,000 preferred).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related person transactions, including the Sarbanes-Oxley Act of 2002. A related person is an executive officer, director or more than 5% stockholder of New Horizon Equity Group, Inc., including any immediate family members, and any entity owned or controlled by such persons. Our Board of Directors (excluding any interested director) is charged with reviewing and approving all related-person transactions, and a special committee of our Board of Directors is established to negotiate the terms of such transactions. In considering related-person transactions, our Board of Directors takes into account all relevant available facts and circumstances.

On October 7, 2013 our officer and director received 100,000 preferred shares at $0.001 per share. These shares were exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no solicitation and both officers and directors were in possession of full information about the registrant.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described under the Sarbanes Oxley Act of 2002 (Sarbanes-Oxley) Section 301, Rule 10A-3 under the Securities Exchange Act of 1934 (the Exchange Act) and NASDAQ Rules 4200 and 4350. Our Board of Directors has determined that its member does not meet the independence requirements.

DESCRIPTION OF CAPITAL STOCK

Authorized and Issued Stock
	Number of Shares at December 31, 2013
Title of Class	Authorized	Outstanding

Common stock, $0.001 par value per share	180,000,000	0
Preferred stock, $0.001 par value per share	20,000,000	100,000

Common stock

Dividends. Each share of common stock is entitled to receive an equal dividend, if one is declared, which is unlikely. We have never paid dividends on our common stock and do not intend to do so in the foreseeable future. We intend to retain any future earnings to finance our growth. See Risk Factors.

Liquidation. If our company is liquidated, any assets that remain after the creditors are paid, and the owners of preferred stock receive any liquidation preferences, will be distributed to the owners of our common stock pro-rata.

Voting Rights. Each share of our common stock entitles the owner to one vote. There is no cumulative voting. A simple majority can elect all of the directors at a given meeting and the minority would not be able to elect any directors at that meeting.

Preemptive Rights. Owners of our common stock have no preemptive rights. We may sell shares of our common stock to third parties without first offering it to current stockholders.

Redemption Rights. We do not have the right to buy back shares of our common stock except in extraordinary transactions such as mergers and court approved bankruptcy reorganizations. Owners of our common stock do not ordinarily have the right to require us to buy their common stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our common stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nevada Anti-Takeover Laws

Some features of the Nevada Revised Statutes (NRS), which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest. The Nevada Revised Statutes contain a provision governing Acquisition of Controlling Interest. This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires control shares whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

(a) 20 to 33 1/3%,

(b) 33 1/3 to 50%, or

(c) more than 50%.

A control share acquisition is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An “Issuing Corporation” is a Nevada corporation, which:

(a) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and

(b) does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada nor do we do business in Nevada directly or through an affiliated corporation. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder. The Nevada Combination with Interested Stockholders Statute may also have an effect of delaying or making it more difficult to effect a change in control of our company. This statute prevents an interested stockholder and a resident domestic Nevada corporation from entering into a combination, unless certain conditions are met. The statute defines combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder having:

(a) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;

(b) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or

(c) representing 10 percent or more of the earning power or net income of the corporation.

An interested stockholder means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a combination within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three -year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of:

(a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

(b) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or

(c) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Limitations on Stockholder Actions

Chapter 78 of the Nevada Revised Statutes ("NRS") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our bylaws provide that it may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NRS.

PLAN OF DISTRIBUTION

We may sell the shares of our common stock subject to this prospectus from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

● directly to investors;

● to investors through agents;

● to dealers; and/or

The offering will be open for 180 days.

The shares shall be sold only in the state of Israel with sales only to qualified purchasers.

The distribution of the shares of common stock may be effected from time to time in one or more transactions:

● at a fixed price or prices, which may be changed;

● at market prices prevailing at the time of sale;

● at prices related to such prevailing market prices; or

● at negotiated prices.

Any of the prices may represent a discount from prevailing market prices.

Shares of common stock sold pursuant to the registration statement of which this prospectus is a part may not be listed or traded on any exchange or automated quotations system, but may be listed on the OTC Electronic
Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

To comply with applicable state securities laws, the shares offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, shares may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

How to Invest :

Subscriptions for purchase of shares offered by this prospectus can be made by completing, signing and delivering to us, the following:

1)

an executed copy of the Subscription Agreement, available from the company; and

2)

a check payable to the order of New Horizon Equity Group, Inc. in the amount of $0.20 for each share you want to purchase.

 OTC Electronic Bulletin Board Considerations

We intend to apply to have our stock traded on the OTC Electronic Bulletin Board. The OTC Electronic Bulletin Board is separate and distinct from the NASDAQ stock market and other stock exchanges. NASDAQ has no business relationship with issuers of securities quoted on the OTC Electronic Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Electronic Bulletin Board. The Bulletin Board is a quotation service, not an issuer listing service, market or exchange; and a market maker, not the company, must file an application to have the company’s common stock quoted on the OTCBB. The company may not be successful in securing a market maker to do so.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Electronic Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the OTC Electronic Bulletin Board is that the issuer be current in its reporting requirements with the SEC.

Investors must contact a broker-dealer to trade OTC Electronic Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders — an order to buy or sell a specific number of shares at the current market price — it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a directors, officers or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL OPINION

The validity of the shares offered hereby has been passed upon for us by Abby Ertz, Esq.

EXPERTS

The financial statements included in this prospectus for the period from inception (October 7, 2013) and ended December 31, 2013 have been audited by Malone Bailey, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No experts or counsel to the company have any shares or other interests in New Horizon Equity Group, Inc.

ADDITIONAL INFORMATION

Upon the filing of a Form 8A, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1 - 800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a Registration Statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a Registration Statement, does not contain all of the information set forth in the Registration Statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document which is filed as an exhibit to the Registration Statement. The Registration Statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates.

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

New Horizon Equity Group, Inc.

(A Development Stage Company)

Sacramento, California

We have audited the accompanying balance sheets of New Horizon Equity Group, Inc.  (a development stage company) (the “Company”) as of December 31, 2013 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from October 7, 2013 (inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and the related results of its operations and its cash flows for the period from October 7, 2013 (inception) through December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses from operation since inception. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malone-bailey.com

Houston, Texas

January 28, 2013

New Horizon Equity Group, Inc.
Balance Sheets

12/31/2013
Assets
Current Assets
Cash	$108
Total Current Assets	108

Total Assets	$108

Liabilities and Stockholders' Equity
Current Liabilities
Loans payable to shareholder	$5,788
Total Current Liabilities	5,788

Stockholders' Equity
Preferred stock; $0.001 par value; 20,000,000 shares authorized; 100,000 shares issued and outstanding	100
Common stock; $0.001 par value; 180,000,000 shares authorized; no shares issued and outstanding	-
Accumulated deficit	(5,780)
Total Stockholders' Equity	(5,680)
Total Liabilities and Stockholders' Equity	$108

The accompanying notes are an integral part of these financial statements.

New Horizon Equity Group, Inc.
Statement of Operations

Period from October 7, 2013 (inception) to
December 31, 2013

Expenses
Operating expenses	$-
General and administrative expenses	5,780
Total Expenses	5,780
Total Operating Loss	5,780

Other Income (Expenses)
Interest expense	-
Total Other Income (Expenses)	-
Net Loss	$5,780

Loss per Share	$ NA

Weighted Average Shares Outstanding	-

The accompanying notes are an integral part of these financial statements.

New Horizon Equity Group, Inc.
Statements of Stockholders' Equity

	Preferred Stock		Common Stock		Accumulated Deficit	Total Stockholders' Equity
Balance, October 7, 2013 (Inception)	-	$-	-	$-	$-	$-
Initial stockholder investment	100,000	100	-	-	-	100
Net loss from period ending December 31, 2013	-	-	-	-	(5,780)	(5,780)
Balance, December 31, 2013	100,000	$100	-	$-	$(5,780)	$(5,680)

The accompanying notes are an integral part of these financial statements.

New Horizon Equity Group, Inc.
Statements of Cash Flows

Period from October 7, 2013 (inception) to
December 31, 2013
Cash Flows From Operating Activities:
Net Loss	$(5,780)
Adjustments to reconcile net loss to net cash used in operations
Changes in operating assets and liabilities:
Net Cash Used In Operating Activities	(5,780)

Cash Flows From Investing Activities:
Net Cash Used In Investing Activities	-

Cash Flows From Financing Activities:
Proceeds from related party loans payable	5,788
Proceeds from issuance of preferred stock	100
Net Cash Provided by Financing Activities	5,888

Net Increase / (Decrease) in Cash	108
Cash at Beginning of Period	-
Cash at End of Period	$108

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

New Horizon Equity Group, Inc.

Notes to Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

New Horizon Equity Group, Inc. (“New Horizon”, the “Company”, we”, “our” or “us”), which was incorporated on October 7, 2013, to assist businesses in developing their overall operational plan and structure through the use of seed funding, developmental resources, executive advice, operational structuring, and market planning. In addition, the company will do joint venture, development, and business acquisitions in markets assessed to be viable for sustainable growth. The Company’s headquarters and principal operations are located in Turlock, California, and our customers are located throughout the United States.

Basis of Presentation

The accompanying financial statements of New Horizon Equity Group, Inc. include the accounts of New Horizon Equity Group, Inc. (“NHEG”, a California Corporation). The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates and assumptions on historical experience and on various other assumptions and information that are believed to be reasonable under the circumstances. Estimates and assumptions about future events and their effects cannot be perceived with certainty, and accordingly, these estimates may change as new events occur, as more experience is acquired, as additional information is obtained and as our operating environment changes.  While we believe that the estimates and assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid investments with an original maturity of three months or less at the date of acquisition to be cash equivalents. We maintain cash deposits with financial institutions that may exceed federally insured limits. We monitor the credit ratings of these financial institutions and our concentration of credit risk with them on a continuing basis to safeguard our cash deposits.

Fair Value of Financial Instruments

The Company’s financial instruments are primarily comprised of cash and advances, related party for which the carrying amount approximates fair value because of the short-term nature of these instruments.

Fair Value of Financial Instruments

The Company accounts for the fair value of financial instruments pursuant to ASC Topic 820, Fair Value Measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles and establishes a hierarchy that categorizes and prioritizes the sources to be used to estimate fair value as follows:

Level 1 - Defined as observable inputs such as quoted prices in active markets;

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs); and

Level 3 - Unobservable inputs that reflect the Company’s determination of assumptions that market participants would use in pricing the asset or liability. These inputs are developed based on the best information available, including the Company’s own data.

There are no assets or liabilities measured and recorded at fair value on a recurring basis at December 31, 2013.

Income Taxes

The Company is responsible for filing all applicable federal and state income tax returns as a C Corporation. Because the Company is operating at a loss it has not included a provision for income taxes in its financial statements for the period. In the future, the tax provision for interim reporting periods, and the Company’s quarterly estimate of our annual effective tax rate will be subject to significant volatility due to several factors, including variability in accurately predicting our pre-tax and taxable income and loss, changes in law and relative changes of expenses or losses for which tax benefits are not recognized.

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

Uncertainty in Income Taxes

The Company follows ASC 740-10, “Accounting for Uncertainty in Income Taxes.” This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. Management has adopted ASC 740-10 for 2012, and will evaluate their tax positions on an annual basis, and has determined that as of December 31, 2013, no additional accrual for income taxes is necessary.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of the Company’s financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. Management feels the limited history of the Company and its future cash needs to implement its business plan raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In order to implement its entire business plan, the Company will need to raise additional capital through equity or debt financings or through loans from shareholders or others. The ability of the Company to continue as a going concern is dependent upon its ability to successfully raise additional capital and eventually attain profitable operations. There can be no assurance that the Company will be able to raise additional capital or execute its business strategy. These factors raise substantial doubt about the company’s ability to continue as a going concern.

NOTE 3 - EQUITY

On the date of inception of October 17, 2013, the Company authorized 20,000,000 preferred shares and issued 100,000 of these shares for cash at $0.001 per share to the founder of the Company.  These shares were issued at par value in exchange for $100 in cash. The preferred shares have 1 to 10 voting and conversion rights to common shares.

As of December 31, 2013, there were 180,000,000 common shares authorized but none were issued or outstanding.

NOTE 4 - RELATED PARTY TRANSACTIONS

During the year ended December 31, 2013, a stockholder loaned or paid expenses on behalf of the Company $5,788 to pay Company expenses. Pursuant to the terms of the advances, the advances are unsecured and due on demand and bear interest at a rate of 0% per annum (See Note 5). As of December 31, 2013 the outstanding balance was $5,788 and $0 in accrued interest. During the year ended December 31, 2013, $0 in interest expense was recognized.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated events from December 31, 2013 through the date the financial statements were issued. The following items are subsequent events that require disclosure not discussed elsewhere in these financial statements and accompanying footnotes:

On January 2, 2014, we signed a consulting agreement with a company to provide marketing and financial services.  This agreement is valued at $72,000, and to be paid down monthly based on the amount of billable hours within that calendar month. All payments shall be made in the form of restricted stock in Green Polka Dot Box, Inc “GPDB”. The number of shares issued shall be calculated based upon a per share price which is All shares shall be converted at 75% of the last 5 days trading average immediately prior to the invoice conversion/ notice date.

On January 1, 2014, we signed an office lease for 12 months.  The monthly payment is $594.

On February 1, 2014, we signed an office lease for 11 months.  The monthly payment is $1,403.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of the securities being registered.

SEC Registration		$644
Legal Fees and Expenses*		$10,000
Accounting Fees*		$3,000
Miscellaneous*		$356
Total	$

•

Estimated.

•

Item 14. Indemnification of Directors and Officers.

Article XI, Section 43 of our bylaws contains provisions which require that the company indemnify its officers, directors, employees and agents, in substantially the same language as Section 78.7502 of the Nevada Revised Statutes. Article 12 of the Company’s Articles of Incorporation provides for the Company’s ability to indemnify it’s officers, directors, employees and agents, subject to the limitations provided in Nevada Revised Statutes 78.7502, for expenses actually and reasonably incurred. No indemnification shall be made if the proposed party has been adjudged to be liable to the company or where the matter was settled without court approval. Indemnification must be made upon a determination by a majority of the uninterested Board, and if not available, by the shareholders or by a court of competent jurisdiction.

Item 15. Recent Sales of Unregistered Securities

During October 2013, we issued a total of 100,000 preferred shares to our officer and director. The issuances of the shares to the investor was exempt from registration under Section 4(2) of the Securities Act of 1933 as there was no general solicitation and both holders had complete knowledge of the company being its only officer and director.

Item 16. Exhibits.

Exhibit
Number	Exhibit Description

3.1	Articles of Incorporation of New Horizon Equity Group, Inc. dated October 7, 2013
3.2	Bylaws dated
5.1	Opinion of Abby Ertz, Esq.
10.7	Subscription Agreement.
23.1	Consent of Malone Bailey
23.2	Consent of Abby Ertz, Esq. (included in Exhibit 5.1 herein).

Item 17. Undertakings.

The undersigned hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any additional or changed material information on the plan of distribution.

(2) that for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) that for determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officers or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Turlock, CA on January 28, 2014.

New Horizon Equity Group, Inc.
By:	/s/ Tracy Smith
Tracy Smith, Chairman of the Board, CEO, President, CFO

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on January 28, 2014.

New Horizon Equity Group, Inc.
By:	/s/ Tracy Smith
Tracy Smith, Chairman of the Board, CEO, President, CFO

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